EXHIBIT 23-A


                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Long-Term Stock Incentive Program of Sprint Corporation of our report dated February 5, 2003, with respect to the consolidated financial statements and schedule of Sprint Corporation, included in Sprint Corporation's Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.


                                   /s/ Ernst & Young LLP
                                   ERNST & YOUNG LLP

Kansas City, Missouri
January 12, 2004